Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Annual Report on Form 10-K of W&T Offshore, Inc. to be filed on or about March 2, 2017, of information from our reserves report with respect to the reserves of W&T Offshore, Inc. dated January 19, 2017, and entitled “Estimate of Reserves and Future Revenue to the W&T Offshore, Inc. Interest in Certain Oil and Gas Properties Located Onshore Texas and in the Gulf of Mexico as of December 31, 2016,” and to the use of our reports on reserves and the incorporation of the reports on reserves for the years ended 2012, 2013, 2014 and 2015.  We further consent to the incorporation by reference of information contained in our reports dated February 2, 2016 in the Registration Statements (Form S-3 Nos. 333-214168 and 333-202946) of W&T Offshore, Inc. and in the related Prospectuses and the Registration Statement (Form S-8 No. 333-211654) pertaining to the W&T Offshore, Inc. Long-Term Compensation Plan and the Registration Statement (Form S-8 No. 333-126252) pertaining to the W&T Offshore, Inc. Directors Compensation Plan.  We also consent to W&T’s use of the phrase “independent petroleum consultant” as referencing Netherland, Sewell & Associates, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (SCOTT) REES III, P.E.
C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas

March 2, 2017

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